Exhibit 10.19

PROMISSORY NOTE

$100,000.00	New Brighton, MN
May 1, 2002

FOR VALUE RECEIVED, the undersigned FOUNDERS FOOD & FIRKINS LTD., a Minnesota corporation (the “Borrower”), hereby promises to pay to the order of NEW BRIGHTON VENTURES, INC. (the “Lender”), at its office at 2397 Palmer Drive, New Brighton, Minnesota, the principal sum of One Hundred Thousand and no/100 Dollars ($100,000.00), in lawful money of the United States of America, and to pay interest (calculated on the basis of actual days elapsed and a three hundred sixty-five (365) day year) on said principal sum, or the unpaid balance thereof, at a rate equal to prime plus one half of one percent (Prime + 0.5%) per annum.

Beginning in December 2001 and each month thereafter until said principal has been fully paid, the Borrower shall pay monthly installments of accrued interest only on the outstanding principal balance.

The principal balance of this loan is due and payable upon 30 days following demand for payment.

FOUNDERS FOOD & FIRKINS LTD.

By:	/s/ Steven J. Wagenheim

Title: President/Chief Executive Officer